EXHIBIT 4.1
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                            CERTIFICATE OF AMENDMENT
                                       TO
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                          SERIES 2006-B PREFERRED STOCK
                                ($0.01 PAR VALUE)
                                       OF
                              HAROLD'S STORES, INC.


         Pursuant to Section 1032 of the Oklahoma General Corporation Act


         WHEREAS, a Certificate of Designation setting forth certain resolutions of the Corporation's Board of Directors establishing the powers, preferences, rights and limitations of the Corporation's Series 2006-B Preferred Stock, par value $0.01 per share, of Harold's Stores, Inc. was filed with the Oklahoma Secretary of State on August 31, 2006 (the "Certificate of Designation");

         WHEREAS, the undersigned officers of Harold's Stores, Inc., an Oklahoma corporation (the "Corporation"), do hereby execute and file this Certificate of Amendment to the Certificate of Designation pursuant to the provisions of
Section 1032 of the Oklahoma General Corporation Act to reflect the changes set forth below:

         1. The Certificate of Designation designated 25,000 shares of the Corporation's authorized and unissued preferred stock as Series 2006-B Preferred Stock;

         2. The Corporation presently has no shares of such Series 2006-B Preferred Stock issued and outstanding;

         3. The Board of Directors of the Corporation has authorized and directed by a duly adopted resolution that the number of shares of the Corporation's authorized preferred stock designated as Series 2006-B Preferred Stock be decreased from 25,000 to 15,000; and

         4. Therefore, upon the filing of this amendment to the Certificate of Designation, 10,000 shares of the Corporation's authorized but unissued preferred stock shall resume the undesignated status which such shares had prior to the adoption by the Board of Directors of the aforementioned resolutions set forth in the Certificate of Designation.

                        Signature page follows this page.

         IN WITNESS WHEREOF, Harold's Stores, Inc. has caused this certificate to be duly executed on its behalf by the undersigned, Ron Staffieri, Chief Executive Officer, and attested by Jodi L. Taylor, its Secretary, this 26th day of April, 2007.

                                           HAROLD'S STORES, INC.


                                           By: /s/ Ron Staffieri
                                               ------------------------
                                               Ron Staffieri
                                               Chief Executive Officer

ATTEST:

/s/ Jodi L. Taylor
-----------------------------
Jodi L. Taylor, Secretary

















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